    As filed with the Securities and Exchange Commission on September 3, 1999
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               QUOKKA SPORTS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      94-3250045
 (State of Incorporation)                  (I.R.S. Employer Identification No.)

                        525 BRANNAN STREET, GROUND FLOOR
                             SAN FRANCISCO, CA 94107
                    (Address of principal executive offices)

                           1997 EQUITY INCENTIVE PLAN
                 1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                 ALAN S. RAMADAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        525 BRANNAN STREET, GROUND FLOOR
                             SAN FRANCISCO, CA 94107
                                 (415) 908-3800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            KENNETH L. GUERNSEY, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                                    CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                 Proposed Maximum       Proposed Maximum
Title of Securities         Amount to be             Offering              Aggregate               Amount of
  to be Registered           Registered         Price per Share(1)      Offering Price(1)      Registration Fee
---------------------------------------------------------------------------------------------------------------
 Common Stock, par       14,767,518 shares       $1.6375 - $12.00         $101,754,850              $28,288
 value $.0001 per share
===============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to options previously (i) granted under the Quokka Sports, Inc. (the "Company" or the "Registrant") 1997 Equity Incentive Plan, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), (ii) granted under the 1999 Non-Employee Directors Stock Option Plan and (iii) granted outside of the Company's Plans (defined below) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on August 30, 1999 for shares available for grant pursuant to the 1997 Equity Incentive Plan, the 1999 Non-Employee Directors' Stock Option Plan and the 1999 Employee Stock Purchase Plan (collectively, the "Plans"), pursuant to Rule 457(c) under the Act.

The chart below details the calculation of the registration fee:

=================================================================================================================================
                                                                   PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE                      AMOUNT TO          OFFERING PRICE PER    AGGREGATE OFFERING           AMOUNT OF
       REGISTERED                            BE REGISTERED             SHARE(1)              PRICE(1)            REGISTRATION FEE
=================================================================================================================================
Shares of Common Stock                         8,819,917            $ 6.1389(1)(a)        $ 54,144,588.47            $15,052.20
issuable pursuant to
outstanding options under the
1997 Equity Incentive Plan
=================================================================================================================================
Shares of Common Stock                         3,980,601            $ 8.5313(1)(b)        $ 33,959,701.31            $ 9,440.80
reserved for future grant
under the 1997 Equity
Incentive Plan
=================================================================================================================================
Shares of Common Stock                           125,000            $12.0000(1)(a)        $  1,500,000.00            $   417.00
issuable pursuant to
outstanding options under the
1999 Non-Employee Directors
Stock Option Plan
=================================================================================================================================
Shares of Common Stock                           325,000            $ 8.5313(1)(b)        $  2,772,672.50            $   770.80
reserved for future grant
under the 1999 Non-Employee
Directors Stock Option Plan
=================================================================================================================================
Shares of Common Stock                         1,000,000            $ 8.5313(1)(b)        $  8,531,300.00            $ 2,371.70
reserved for future issuance
under the 1999 Employee Stock
Purchase Plan
=================================================================================================================================
Shares of Common Stock                           517,000            $ 1.6375(1)(a)        $    846,587.50            $   235.35
issuable pursuant to
outstanding options granted
outside of the Plans
=================================================================================================================================
Totals                                        14,767,518                                  $101,754,849.78            $28,287.85
=================================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to options previously (i) granted under the Quokka Sports, Inc. (the "Company" or the "Registrant") 1997 Equity Incentive Plan, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), (ii) granted under the 1999 Non-Employee Directors Stock Option Plan and (iii) granted outside of the Company's Plans (defined below) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on August 30, 1999 for shares available for grant pursuant to the 1997 Equity Incentive Plan, the 1999 Non-Employee Directors' Stock Option Plan and the 1999 Employee Stock Purchase Plan (collectively, the "Plans"), pursuant to Rule 457(c) under the Act.


                                       2.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Quokka Sports, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), on July 28, 1999, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

        (b) The description of the Company's Common Stock which is contained in the registration statement on Form S-1 filed April 23, 1999 (No. 333-76981), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, San Francisco, California. As of the date of this Registration Statement, an investment partnership affiliated with Cooley Godward LLP owns 127,887 shares of the Company's Common Stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's certificate of incorporation, which will become effective upon the closing of this offering, contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

        -       any breach of the director's duty of loyalty;

        - acts or omissions which involve a lack of good faith, intentional misconduct or a knowing violation of the law;

        - payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law; or

        - any transaction from which the director derives an improper personal benefit.

        These provisions do not limit or eliminate the Company's rights or any stockholder's rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws.

        The Company's bylaws, which will become effective upon the closing of this offering, require the Company to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware law. The Company may limit the extent of such indemnification by individual contracts with its directors and executive officers. Further, the Company may decline to indemnify any director or executive officer in connection with any proceeding initiated by such person or any proceeding by such person against the Company or its directors, officers, employees or other agents, unless such indemnification is expressly required to be made by law or the proceeding was authorized by our board of directors.


                                       3.

        The Company has entered into indemnity agreements with each of its current directors and certain of its executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company for which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

        The Company has the power to indemnify its other officers, employees and other agents, as permitted by Delaware law, but it is not required to do so. The Company plans to obtain directors' and officers' liability insurance.

                       EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

                            CONSULTANTS AND ADVISORS

        Not applicable.


                                       4.

                                    EXHIBITS

EXHIBIT
NUMBER

5.1         Opinion of Cooley Godward LLP

23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1        Power of Attorney is contained on the signature pages

99.1        1997 Equity Incentive Plan and forms of grant thereunder(1)

99.2 1999 Non-Employee Directors' Stock Option Plan and forms of grant thereunder(2)

99.3        1999 Employee Stock Purchase Plan and form of offering thereunder.
            (3)



(1) Filed as an exhibit to Amendment No. 1 to the Form S-1 Registration Statement (Registration No. 333-76981) on May 28, 1999, and incorporated herein by reference.

(2) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 333-76981) on April 23, 1999, and incorporated herein by reference.

(3) 1999 Employee Stock Purchase Plan filed as an exhibit to the Form S-1 Registration Statement (Registration No. 333-76981) on April 23, 1999, and incorporated herein by reference. Form of offering thereunder filed as an exhibit to Amendment No. 5 to the Form S-1 Registration Statement (Registration No. 333-76981) on July 20, 1999, and incorporated herein by reference.

                                  UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                                       5.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (a) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       6.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 3, 1999.

                                  QUOKKA SPORTS, INC.

                                  By:  /s/ Les Schmidt
                                       -----------------------------------------
                                       Les Schmidt
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Alan Ramadan and Les Schmidt, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                 TITLE                            DATE
   /s/ Alan S. Ramadan                   President, Chief Executive         September 3, 1999
   -------------------                   Officer and Director
    (Alan S. Ramadan)                    (Principal Executive Officer)


     /s/ Les Schmidt                     Executive Vice President,          September 3, 1999
     ---------------                     Chief Financial Officer and
      (Les Schmidt)                      Secretary (Principal
                                         Financial and Accounting
                                         Officer)


 /s/ Richard H. Williams                 Director (Chairman of the          September 3, 1999
 -----------------------                 Board of Directors)
  (Richard H. Williams)

  /s/ John Bertrand A.M.                 Director (Vice-Chairman of         September 3, 1999
  ----------------------                 the Board of Directors)
   (John Bertrand A.M.)


                                       7.

  /s/ Walter W. Bregman                  Director                           September 3, 1999
  ---------------------
   (Walter W. Bregman)

     /s/ Roel Pieper                     Director                           September 3, 1999
     ---------------
      (Roel Pieper)

/s/ James G. Shennan, Jr.                Director                           September 3, 1999
-------------------------
 (James G. Shennan, Jr.)

   /s/ Barry M. Weinman                  Director                           September 3, 1999
   --------------------
    (Barry M. Weinman)


                                       8.

                                        EXHIBIT INDEX

EXHIBIT                                                                                         SEQUENTIAL
NUMBER                               DESCRIPTION                                               PAGE NUMBERS
------                               -----------                                               ------------

5.1         Opinion of Cooley Godward LLP

23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2        Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
            Registration Statement

24.1        Power of Attorney is contained on the signature pages

99.1        1997 Equity Incentive Plan and forms of grant thereunder(1)

99.2 1999 Non-Employee Directors' Stock Option Plan and forms of grant thereunder(2)

99.3        1999 Employee Stock Purchase Plan and form of offering thereunder.
            (3)

(1) Filed as an exhibit to Amendment No. 1 to the Form S-1 Registration Statement (Registration No. 333-76981) on May 28, 1999, and incorporated herein by reference.

(2) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 333-76981) on April 23, 1999, and incorporated herein by reference.

(3) 1999 Employee Stock Purchase Plan filed as an exhibit to the Form S-1 Registration Statement (Registration No. 333-76981) on April 23, 1999, and incorporated herein by reference. Form of offering thereunder filed as an exhibit to Amendment No. 5 to the Form S-1 Registration Statement (Registration No. 333-76981) on July 20, 1999, and incorporated herein by reference.


                                      9.